UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 27, 2015

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (913) 213-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, filed on July 21, 2015 (the “Prior Report”) by AMC Entertainment Inc. (“AMCE”).  In accordance with Instruction 2 to Item 5.02 on Form 8-K, the Prior Report omitted the information called for in Item 5.02 with respect to the material terms of Craig R. Ramsey’s compensation as Interim Chief Executive Officer and President of AMCE and its parent AMC Entertainment Holdings, Inc. (“AMCH”) beginning on August 7, 2015 which was not available at the time.  This Amendment No. 1 on Form 8-K/A is filed solely to add the material terms of Mr. Ramsey’s compensation as Interim Chief Executive Officer and President of AMCH and AMCE.  There are no substantive changes to the other discussions from the Prior Report, and such other discussions have not been updated for any subsequent events.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27 and 28, 2015, the Compensation Committee of AMCH and the Boards of Directors of AMCH and AMCE approved certain changes to the compensation of Craig R. Ramsey in connection with his appointment as Interim Chief Executive Officer and President of each of AMCH and AMCE.  Mr. Ramsey’s target incentive for 2015 under the Annual Incentive Compensation Plan (“AIP”) was increased from 70% to 100% of Mr. Ramsey’s 2015 base salary, subject to the previously established company performance target and net income threshold.  If Mr. Ramsey serves as Interim Chief Executive Officer and President during 2016, his 2016 target incentive under the AIP will be 100% of his base salary for the portion of 2016 he continues to serve as Interim Chief Executive Officer and President with his target incentive for the remaining portion of the year being that approved for the Chief Financial Officer, subject in each case to performance criteria approved by AMCH’s Compensation Committee for such year.   In addition, on August 7, 2015, Mr. Ramsey will receive a grant of Restricted Share Units (“RSUs”) with a value of $600,000 based on the 5 day average closing price prior to the grant date of AMCH’s Class A Common Stock (the “Common Stock”).  The RSUs will be issued under the AMCH 2013 Equity Incentive Plan (the “2013 Plan”).  Each RSU shall be entitled to a dividend equivalent equal to the amount of any dividends or other distributions paid in respect of one share of Common Stock, which dividend equivalents will accumulate and be paid upon vesting of the RSUs.  All dividend equivalents will be forfeited to the extent any RSUs are forfeited.   Each RSU will convert into one share of Common Stock immediately upon vesting which will occur upon the earliest of (1) the first day of employment of a replacement Chief Executive Officer, (2) March 15, 2016 or (3) AMCH’s termination of Mr. Ramsey without cause.  All unvested RSUs will be forfeited upon Mr. Ramsey’s termination as Interim Chief Executive Officer and President prior to vesting as a result of Mr. Ramsey’s voluntary resignation or his removal from such position by the AMCH Board of Directors for cause.  For additional information about the AIP, the 2013 Plan and Mr. Ramsey’s compensation, please see AMCH’s Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on March 17, 2015 and Exhibit 10.29 to AMCH’s Annual Report on Form 10-K filed with the SEC on March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: July 28, 2015	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer